SUB-ITEM 77I

MFS New Endeavor Fund, a series of MFS Series Trust X, established new classes of shares and re-designated classes of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 56 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Strategic Value Fund, a series of MFS Series Trust X, established new classes of shares and re-designated classes of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 56 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.